Exhibit 4.4

Execution Copy

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into on February 9, 2015 (the “Signing Date”), by and among:

(1)	Sequoia Capital 2010 CV Holdco, Ltd. (the “Series A Investor”);

(2)	Lightspeed China Partners I, L.P. and Lightspeed China Partners I-A, L.P. , two limited partnerships established under the laws of the Cayman Islands (collectively the “Lead Series B Investors”);

(3)	Sequoia Capital 2010 CV Holdco, Ltd. and JOY BRIGHT MANAGEMENT LIMITED (the “Series B Co-Investors”, together with the Lead Series B Investors, the “Series B Investors” and each a “Series B Investor”);

(4)	OCEANIC TEAM LIMITED (“Legend Capital”);

(5)	SIG China Investments Master Fund III, LLLP, a limited liability limited partnership duly formed under the laws of the State of Delaware (“SIG” and collectively with Legend Capital, the “Lead Series C Investors” and each, a “Lead Series C Investor”);

(6)	each of the entities listed on Part I of Exhibit A attached hereto (collectively, the “Series C Co-Investors” and each, a “Series C Co-Investor”);

(7)	the holders of Common Shares listed on Part II of Exhibit A attached hereto (the “Common Shareholders” and each, a “Common Shareholder”);

(8)	the individuals listed on Part III of Exhibit A attached hereto (the “Founders” and each, a “Founder”);

(9)	PPDAI Group Inc., an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands (the “Company”); and

(10)	the parties listed on Part IV of Exhibit A attached hereto (the “Major Subsidiaries”, and each a “Major Subsidiary”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.    The Company, the Common Shareholders, the Series A Investor, the Series B Investors and the Founders are parties to the existing Amended and Restated Shareholders’ Agreement of the Company dated February 13, 2014 (“Prior Shareholders’ Agreement”), which shall be superseded and replaced in its entirety by this Agreement upon the Closing.

B.    The Company, the Lead Series C Investors, the Series C Co-Investors, the Founders and certain other parties have entered into a Series C Preferred Share Purchase Agreement dated as of February 9, 2015 (the “Share Purchase Agreement”).

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C.    The Share Purchase Agreement requires that the Parties enter into this Agreement as a condition to the Closing.

D.    The Parties desire to enter into this Agreement to govern the rights and obligations of the Shareholders and certain principles for the management of the Company and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit B.

2.	CORPORATE GOVERNANCE

2.1    Board of Directors.

(i)    Board Composition. After the Closing, the Company shall have a board of directors (the “Board”) consisting of nine (9) directors. The Board shall be constituted as follows:

(a)    Legend Capital shall be entitled to appoint one (1) director of the Board;

(b)    SIG shall be entitled to appoint one (1) director of the Board;

(c)    The Lead Series B Investors shall be entitled to appoint one (1) director of the Board;

(d)    The Series A Investor shall be entitled to appoint one (1) director (together with the directors appointed under Sections 2.1(i)(a), 2.1(i)(b) and 2.1(i)(c), the “Preferred Directors”) of the Board; and

(e)    The Common Majority shall be entitled to appoint five (5) directors (the “Common Directors”) of the Board, one of whom shall serve as CEO of the Company.

(ii)    Removal and Replacement. Any Shareholder or group of Shareholders entitled to designate any individual to be elected as a director of the Board pursuant to this Section 2.1 shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 2.1, the replacement to fill such vacancy shall be designated in the same manner as the director who is being replaced in accordance with this Section 2.1.

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(iii)    Board Meetings. The Board shall meet at least once every quarter. A quorum for a Board meeting shall consist of five (5) directors, including all of the Preferred Directors. However, if within an hour from the time appointed for a board meeting, a quorum is not present due to the absence of any director, then a second board meeting shall be scheduled to a time the same day in the next week and written notice for such second board meeting shall be duly delivered again to all directors. If within an hour from the time appointed for such second board meeting, a quorum is still not present due to the absence of any director, then those directors present shall be deemed to be a quorum for such second board meeting; provided that at such second board meeting, the business not included in the notice for such second board meeting shall not be transacted. The Preferred Directors shall each be entitled to appoint alternates to serve at any board meeting (or the meeting of a committee formed by the Board), and such alternates shall be permitted to attend all Board meetings and vote on the relevant Preferred Director’s behalf respectively. Questions arising at any meeting shall be decided by a simple majority of votes (unless a higher vote is required pursuant to applicable laws, this Agreement or the Memorandum and Articles) of the directors present at a meeting at which there is a quorum, with each director having one (1) vote. A resolution in writing (in one or more counterparts), signed by all the directors for the time being or all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Directors or such committee as the case may be duly convened and held.

(iv)    Observer. Each of the Series A Investor, the Lead Series B Investors, JOY BRIGHT MANAGEMENT LIMITED and the Lead Series C Investors shall be entitled to appoint one (1) observer (collectively the “Observers”) to the Board. The Observers shall be entitled to (a) attend meetings of the Board; and (b) receive copy of all notices, minutes, consents and other material that are provided to the directors at the same time and in the same manner as provided to the directors.

(v)    Indemnity and Director Insurance.

(a)    To the maximum extent permitted by applicable law and the Memorandum and Articles, the directors for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively and no such director or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such director or trustee.

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(b)    To the maximum extent permitted by applicable law, the directors for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Shareholders for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

(c)    The Company shall use its best efforts to purchase and maintain directors’ insurance from a carrier and in an amount as shall be agreed by the Board, provided that such insurance coverage is available at commercially reasonable rates as determined by the Board, in relation to any person who is or was a director of the Company, or who at the request of the Company is or was serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under this Section 2.1(v).

(vi)    Compensation Committee. The Board shall establish a compensation committee (the “Compensation Committee”) to manage the compensation affairs of the Company, implementing salary and equity guidelines for the Company, approving compensation packages, severance agreements and employment agreements for all senior managers (including without limitation, the chief executive officer, the chief technical officer and the chief financial officer) as well as administering the Company’s employee equity incentive plans. The Compensation Committee shall be comprised of nine (9) members of the Board. Each of the Series A Investor, the Lead Series B Investors and the Lead Series C Investors shall have the right to appoint one (1) representative to serve at the Compensation Committee. Subject to the approval requirement in Section 2.2, all acts of the Compensation Committee shall require the approval of a majority of members of Compensation Committee, including the approval of at least three (3) out of four (4) representatives appointed by the Series A Investor, the Lead Series B Investors and the Lead Series C Investors. Before the establishment of the Compensation Committee, the full Board shall manage the aforementioned matters and all decisions on such matters shall require the approval of a majority of the Board, including the approval of at least three (3) Preferred Directors.

(vii)    Other Committees. The Board may form an audit committee or any other committee as it deems appropriate. The constitution of and voting mechanism for such committee(s) shall be the same with the Compensation Committee.

2.2    Protective Provisions. For so long as any Preferred Share remains outstanding, the Group Companies and the Founder Parties (collectively, the “Covenantors”) shall ensure that:

(i)    each Group Company will not take any of the actions listed in Part I of Exhibit C attached hereto (and no affirmative shareholders’ resolutions shall be adopted to approve or carry out the forgoing actions) without the prior consents of the Preferred Majority, voting together as a single class, provided that notwithstanding anything to the contrary contained in this Clause 2.2(i) and Part I of Exhibit C attached hereto, where any act listed above requires a Special Resolution of the shareholders of the Company in accordance with the Companies Law (as amended) of the Cayman Islands and, if the shareholders vote in favour of such act but the consent of the Preferred Majority has not been obtained, then such disapproving Preferred Shareholders shall, in such vote, have such number of votes as equal to the aggregate number of votes of the shareholders who voted in favour of such act plus one; or

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(ii)    each Group Company will not take any of the actions listed in Part II of Exhibit C attached hereto (and no affirmative directors’ resolutions will be adopted to approve or carry out the forgoing actions) without the prior consent of the Board (including the affirmative votes of at least three (3) out of four (4) Preferred Directors).

2.3    Group Structure.

(i)    Maintenance of Group Structure. The Covenantors shall maintain the corporate structure of the Group (including without limitation the Company’s control over each Domestic Company) and, the Covenantors shall cause that (i) the shareholding structure of each Domestic Company will not be changed and (ii) the Control Documents between the WFOE and each Domestic Company (and its shareholders) will not be amended, in each case without the prior consent of the Preferred Majority, voting together as a single class.

(ii)    Subsidiary Board and Committee. The board and board committee of any Group Company (other than the Company) shall be constituted in the same manner as the Board and the Compensation Committee , and the provisions in Section 2.1 shall apply mutatis mutandis to the board and board committee of each such Group Company.

(iii)    Shareholding of Domestic Company. If requested by the Preferred Majority in writing, the Covenantors shall procure that equity interest in each Domestic Company proportionate to the Preferred Shareholders’ equity interest in the Company be transferred to the parties designated by each Preferred Shareholder with thirty (30) days from receiving such written request; provided that the Preferred Shareholders shall procure their designees to enter into any control documents to which the other shareholders of each Domestic Company are parties to.

2.4    Information and Inspection Rights.

(i)    Information. The Company shall, and each Covenantor shall cause the Company to, deliver, as soon as practicable (but in any event within the timeframe specified below), to the Preferred Shareholders the following documents or reports provided that such Preferred Shareholder together with its Affiliates owns not less than 1% of shareholding interest in the Company (calculated on a fully-diluted and as-converted basis, but excluding the Common Shares reserved under the ESOP):

(a)    prior to the 21st date of each month, the unaudited consolidated monthly financial statements and management report for the last month;

(b)    within forty five (45) days of the end of each fiscal quarter, the unaudited consolidated quarterly financial statements and management report for such fiscal quarter;

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(c)    within one hundred and twenty (120) days after the end of 2015 and, starting from 2016, within ninety (90) days after the end of each fiscal year (or such other timeframe as agreed to by the Preferred Shareholders), the audited consolidated annual financial statements and management report for such fiscal year;

(d)    within thirty (30) days prior to the end of each fiscal year, an annual budget for the next fiscal year; and

(e)    such other information or documents provided to the Shareholders.

The documents to be delivered pursuant to this Section 2.4(i) shall be prepared in a form reasonably satisfactory to the Preferred Majority. All audited financial statements shall be prepared in accordance with US GAAP or other generally accepted accounting principles agreed by the Preferred Majority by a “Big-4” accounting firm (i.e. PricewaterhouseCoopers, KPMG, Deloitte & Touche or Ernst & Young) or another audit firm approved by the Preferred Majority. All management reports shall include a comparison of financial results with the corresponding quarterly and annual budgets. If requested by the Preferred Majority, the Company shall provide the Preferred Shareholders with an English translation of the documents to be delivered pursuant to this Section 2.4 that are not prepared in English.

(ii)    Inspection. Each Covenantor shall cause each Group Company to permit any Preferred Shareholder or its duly designated representatives at their own cost, during normal business hours to visit and inspect the relevant Group Company, and to examine the facilities, books of account and records of the Group Company, and to discuss the businesses, operations and conditions of the Group Company with the directors, officers, accountants, legal counsel and investment bankers of the Group Company.

2.5    Voting Agreement. Each Shareholder agrees that it shall vote all of its Shares (or give shareholders’ consent) in such manner that gives effect to the provisions of this Agreement, including without limitation to cause the Board to be constituted in accordance with Section 2.1.

3. RIGHTS	AND RESTRICTIONS IN RESPECT OF SHARE ISSUANCE AND TRANSFER

3.1    Restrictions on Common Shares Owned by the Founder Parties.

(i)    Transfer Restrictions. At any time prior to a Qualified IPO, the Founder Parties shall not transfer any Common Shares or any Equity Securities of any other Group Company directly or indirectly owned by them without the prior written consent of the Preferred Majority, voting together as a single class.

(ii)    Founder Restricted Shares. The Founder Parties agree and acknowledge that (a) all the Common Shares held by the Founder Holdco shall be designated as “Company Restricted Shares”; and (b) all the shares of the Founder Holdco held by the Founders shall be designated as “Founder Holdco Restricted Shares”. Both the Company Restricted Shares and Founder Holdco Restricted Shares (collectively, the “Founder Restricted Shares”) shall be subject to the restrictions as set forth on Exhibit D.

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3.2    Rights in Respect of Share Issuance or Transfer.

(i)    Preemptive Right. Each Preferred Shareholder (a “PR Holder”) shall have the Preemptive Right as set forth on Exhibit E.

(ii)    Right of First Refusal. Each Preferred Shareholder (a “ROFR Holder”) shall have the Shareholder Right of First Refusal as set forth on Exhibit E.

(iii)    Right of Co-Sale. Each Preferred Shareholder (a “ROCS Holder”) shall have the Right of Co-Sale as set forth on Exhibit E.

3.3    Waiver. In respect of any particular proposed issuance or transfer of Shares, the applicable Preemptive Right, Right of First Refusal or Right of Co-Sale may be waived as follows:

(a)    for a right held by the Series A Shareholders, by written consent signed by the Series A Majority;

(b)    for a right held by the Series B Shareholders, by written consent signed by the holders of at least eighty percent (80%) of the issued and outstanding Series B Preferred Shares;

(c)    for a right held by the Series C Shareholders, by written consent signed by the holders of at least eighty percent (80%) of the issued and outstanding Series C Preferred Shares; and

(d)    for a right held by the Common Shareholders, by written consent signed by the Common Majority.

3.4    Transfer Defined. For the purpose of this Agreement, the term “transfer” shall include any direct or indirect transfer, sale, assignment or pledge, and its verb form and the terms of “transferor” and “transferee” shall have the meaning correlative to the foregoing. In the case that any Common Share is held by its ultimate beneficial owner through one or more level of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Common Share shall be deemed as an indirect transfer of such Common Shares. The Parties agree that the restrictions on the transfer of the Common Shares contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means any indirect transfer of the Common Shares.

3.5    New Shareholders. Unless otherwise approved by the Board (including the affirmative votes of at least three (3) Preferred Directors), any new shareholder of the Company who is not already a party to this Agreement shall, no later than the time it becomes a shareholder of the Company, agree in writing that it will adhere to, and be bound by, the terms of this Agreement as a Party to this Agreement.

3.6    Prohibited Issuance or Transfer Void. Any issuance or transfer of Shares not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

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4.    ADDITIONAL AGREEMENTS

4.1    Drag-Along Rights.

(a)    If, at any time after the third (3rd) anniversary of the Closing Date, the Preferred Majority (voting together as a single class) (collectively, the “Dragging Holders”) accept an offer to sell all or substantially all of the equity or assets of any or all of the Group Companies, or the business conducted by them, to a third party (the “Drag-Along Sale”) at a consideration pursuant to an equity valuation per share (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events) of the Company equal to or more than three (3) times the Series C Preferred Share Purchase Price (as defined in the Memorandum and Articles) in cash or other consideration, then any other Shareholders (the “Dragged Holders”) shall agree to, and shall vote in favor of, such Drag-Along Sale and shall transfer their Shares or ownership interest in the Group Company(ies) involved in such Drag-Along Sale as required to effect the Drag-Along Sale. The Dragged Holders shall also procure all other shareholders of the relevant Group Company(ies) to vote in favor of such Drag-Along Sale and to transfer their shares or ownership interest in the Group Company(ies) involved in such Drag-Along Sale as required to effect the Drag-Along Sale, including without limitation entering into all customary agreements and other documents as may be requested by the Dragging Holders to close the Drag-Along Sale. Each Dragged Holder agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Drag-Along Sale. Notwithstanding any provision to the contrary, the share transfer restrictions as provided in Sections 3.1 and 3.2 shall not apply to any transfers made pursuant to this Section 4.1.

(b)    Any such sale or disposition by the Dragged Holders shall be on the same terms and conditions, including, without limitation, as to the form of consideration, as the proposed Drag-Along Sale by the Dragging Holder. The Dragged Holders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities, and shall indemnify and hold harmless the third party purchasers against all obligations, costs, damages, expenses, losses or other liabilities including, without limitation, reasonable attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of the Dragged Holders as the case may be, under the terms of the agreements relating to such Drag-Along Sale. Each of the Group Companies undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority or any third party, which are required to be obtained or made by them in connection with the Drag-Along Sale. Each of the Shareholders undertakes to pay its pro rata share of expenses incurred in connection with such proposed Drag-Along Sale.

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(c)    Prior to making any Drag-Along Sale in which the Dragging Holder wishes to exercise its rights under this Section, the Dragging Holder shall provide the Company and the Dragged Holders with written notice (the “Drag-Along Notice”) not less than thirty (30) business days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the third party purchasers; (ii) the proposed amount and form of consideration to be paid per share, and the terms and conditions of payment offered by each of the third party purchasers; (iii) the Drag-Along Sale Date; (iv) the number of shares held of record by the Dragging Holder on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Dragging Holder (the “Dragging Holder Shares”); and (e) the number of shares of the Dragged Holders to be included in the Drag-Along Sale.

(d)    On the Drag-Along Sale Date, the Dragged Holders shall each deliver or cause to be delivered a certificate or certificates evidencing its shares to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, together with an executed instrument of transfer, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

(e)    If the Dragged Holders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver certificates evidencing their shares as described in this Section, they shall for all purposes be deemed no longer to be a shareholder of the relevant Group Company (with the record books of the Group Company including, as appropriate, its register of members updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Group Company and, in the event of liquidation of the Group Company, their rights with respect to any consideration they would have received if they had complied with this Section, if any, shall be subordinate to the rights of any equity holder. In addition, upon demand by the Dragging Holder and in addition to any other rights or remedies of the Dragging Holder granted herein or otherwise, the relevant Group Company shall stop any subsequent transfer of any such shares held by the Dragged Holders.

4.2    Registration Rights. The Company hereby grants to the Preferred Shareholders such registration rights as set forth on Exhibit F.

4.3    Non-Competition. Each Founder undertakes to all Preferred Shareholders that commencing from the date of this Agreement until twenty four (24) months after the later of (i) the date he ceases to own directly or indirectly any Shares or (ii) the date he ceases to be an employee of the Group (the “Non-competition Period”), he will not, without the prior written consent of the Preferred Majority, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person: (i) be concerned with, participate in, engaged in or interested in, provide any service or consultation to, directly or indirectly, any business in any manner in competition with the business engaged by any Group Company; or (ii) solicit or entice away or attempt to solicit or entice away from any Group Company, any employee, consultant, supplier, customer, client, representative, or agent of such Group Company. If any Founder has, directly or indirectly, any interest in any business in any manner in competition with the business engaged by any Group Company, such Founder shall, within 12 months after the Closing, transfer such interest to a third party that is not an Affiliate of such Founder.

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4.4    ESOP. The Company has adopted an ESOP, under which the Company has reserved a total of 922,571 Common Shares, representing 6.187% of the Company’s issued share capital (on an as-converted and fully diluted basis) immediately after the Closing. Such ESOP shall provide for a four (4)-year vesting schedule for the options granted thereunder, with 25% to be vested after the first year anniversary of granting and the remaining 75% to be vested monthly in equal installments over the next three (3) years, unless otherwise approved by the Board (with the affirmative votes of at least three (3) Preferred Directors). Any option grants shall require the approval of the Board (with the affirmative votes of at least three (3) Preferred Directors). If the Board allows an option holder to exercise an option prior to full vesting, the unvested shares shall be subject to a repurchase option in favor of the Company which shall provide that upon termination of employment with or without cause, the Company may repurchase, at cost, any unvested shares held by such holder.

4.5    Tax Matters.

(a)    None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for U.S. federal income tax purposes or elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.

(b)    The Company shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(c)    The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a PFIC under the U.S. tax Laws. Within forty-five (45) days from the end of such taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to any Investor that is a United States Person (“Direct U.S. Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect U.S. Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor. The relevant Company obligation under this Section 11.12 shall be subject to obtaining the requisite information from such Indirect US Investor necessary for the Company to comply with such obligation.

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(d)    The Founder hereby represents that he is not a United States Person. The Founder shall provide prompt written notice to the Company of any subsequent change in his United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC under the U.S. tax Laws. Upon written request of an Investor from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such Investor to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for such Investor to make such determination, the Company shall use its commercially reasonable efforts to promptly procure such information from its shareholders. The Company shall, (i) upon written request of an Investor, furnish on a timely basis all information reasonably requested by such Investor (as the case may be) to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of an Investor (or any Indirect U.S. Investor) pursuant to Section 951 of the Code.

(e)    The Company shall comply and shall cause each of its Subsidiaries to comply in all material respects with all record-keeping, reporting, and other requirements that an Investor informs the Company are necessary to enable such Investor to comply with any applicable U.S. tax rules to the extent commercially reasonable. The Company shall also provide an Investor with any information reasonably requested by such Investor to enable such Investor to comply with any applicable U.S. tax rules.

(f)    The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section 4.5 shall be borne by the Company.

4.6    Memorandum and Articles. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects as the contractual obligations the Parties (other than the Company) have agreed herein, the Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and the Parties (other than the Company) shall exercise all voting and other rights and powers (including to procure any required alteration to the Memorandum and Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

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4.7    Co-operation of Shareholders. In the event a majority of the Board, Common Majority, and the Preferred Majority have approved an initial public offering of shares of the Company or an acquisition of the Company, whether by merger, consolidation, sale of assets, sale of stock or otherwise, each Shareholder will grant any necessary consents or approvals reasonably determined by the Board to be necessary in order to effect such public offering or will approve or participate in the acquisition of the Company. For the purpose of clarity, the Parties agree that this provision shall not affect and is not contradictory with the rights of the Preferred Shareholders under Section 4.1.

5.	TERMINATION

This Agreement and all rights and covenants contained herein, including but not limited to those contained in Sections 2, 3 and 4 (with the exception of the registration rights granted under Section 4.2, which shall survive the closing of a Qualified IPO), shall terminate on the closing of a Qualified IPO.

6.	MISCELLANEOUS

6.1    Confidentiality. From the Signing Date, each Party shall, and shall cause any Person who is controlled by such Party to, keep confidential the existence and content of this Agreement, the identities of any of the Parties, and other information of a non-public nature received from any other Party or prepared by such Party exclusively in connection herewith or therewith (collectively, the “Confidential Information”) except as the Company and the Preferred Majority shall mutually agree otherwise; provided, that any Party may disclose Confidential Information or permit the disclosure of Confidential Information (a) to the extent required by applicable laws or the rules of any stock exchange; provided that such Party shall, where practicable and to the extent permitted by applicable laws, provide the other Parties with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in such event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise best efforts to keep such information confidential to the extent reasonably requested by any such other Parties, (b) to its officers, directors, employees, and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, (c) in the case of each of the Preferred Shareholders, to its Affiliates and their respective fund managers, auditors, counsel, directors, officers, employees, shareholders, partners, current or bona fide prospective investors, investment bankers and any Person otherwise providing substantial debt or equity financing to such Investor or its Affiliates so long as the Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof. For the avoidance of doubt, Confidential Information does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 6.1, or (iii) is or becomes available to the receiving Party from a third party who has no confidentiality obligations to the disclosing Party. The Parties shall not make any announcement regarding the consummation of the transaction contemplated by this Agreement in a press release, conference, advertisement, announcement, professional or trade publication, marketing materials or otherwise to the general public without the Preferred Majority’s prior written consent.

12

6.2    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

6.3    Dispute Resolution.

(i)    Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination hereof, shall be settled by arbitration.

(ii)    The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted in accordance with the said Rules. The number of arbitrators shall be three (3). The arbitration shall be conducted in the English and Chines languages.

(iii)    Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

(iv)    The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(v)    When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(vi)    The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)    Regardless of anything else contained herein, any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

6.4    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified on Part V of Exhibit A (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.4).

13

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

6.5    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consents of the Parties; provided that any Preferred Shareholder may assign its rights and obligations to an Affiliate of it without consent of the other Parties under this Agreement; provided further that each Preferred Shareholder may assign, without the consent of the other Parties under this Agreement, its rights and obligations hereunder to any third party purchaser in connection with the transfer of Equity Securities of the Company held by such Preferred Shareholder to such third party purchaser so long as such transfer is made in accordance with this Agreement.

6.6    Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law.

6.7    Waiver and Amendment. This Agreement may only be amended or modified by an instrument in writing signed by the Company, the Preferred Majority and the Common Majority; provided that any Party may (a) extend the time for the performance of any of the obligations or other acts of another Party, (b) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (c) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

14

6.8    Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) the word “knowledge” means, with respect to a person’s “knowledge”, the actual knowledge of such person and that knowledge which should have been acquired by it after making due inquiry, (e) the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (f) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (g) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated and (h) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship.

6.9    Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

6.10    Termination of Prior Shareholders’ Agreement. The Prior Shareholders’ Agreement shall automatically terminate upon the Closing and shall have no further legal effect therefrom.

6.11    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

6.12    Effectiveness. This Agreement shall become effective upon the Closing; provided that this Agreement shall be effective and binding upon Oriental Global Group Limited only after it fulfills its obligations under Section 2.2 of the Share Purchase Agreement.

[The remainder of this page has been left intentionally blank]

15

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders’ Agreement as of the date first above written.

PPDAI GROUP INC.

By:	/s/ Gu Shaofeng
Name:	Gu Shaofeng
Title:	Director

PPDAI (HK) LIMITED

By:	/s/ Gu Shaofeng
Name:	Gu Shaofeng
Title:	Director

BEIJING PROSPER INVESTMENT CONSULTING CO., LTD.

By:	/s/ Gu Shaofeng
Name:	Gu Shaofeng
Title:	Legal Representative

/s/ Seal of Beijing Prosper Investment Consulting Co., Ltd.

SHANGHAI PPDAI FINANCIAL INFORMATION SERVICE CO., LTD.

By:	/s/ Gu Shaofeng
Name:	Gu Shaofeng
Title:	Legal Representative

/s/ Seal of Shanghai PPDAI Financial Information Service Co., Ltd.

BEIJING PAIPAIRONGXIN INVESTMENT CONSULTING CO., LTD.

By:	/s/ Gu Shaofeng
Name:	Gu Shaofeng
Title:	Legal Representative

/s/ Seal of Beijing Paipairongxin Investment Consulting Co., Ltd.

[Execution Page to PPDAI Group Inc. Second Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders’ Agreement as of the date first above written.

PPD INVESTMENT LIMITED

By:	/s/ Gu Shaofeng
Name:	Gu Shaofeng
Title:	Director

GU SHAOFENG

/s/ Gu Shaofeng

ZHANG JUN

/s/ Zhang Jun

HU HONGHUI

/s/ Hu Honghui

LI TIEZHENG

/s/ Li Tiezheng

MAGGIE & TONY LIMITED

By:	/s/ Luo Wei
Name:	Luo Wei
Title:	Director

[Execution Page to PPDAI Group Inc. Second Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders’ Agreement as of the date first above written.

OCEANIC TEAM LIMITED

By:	/s/ Liu Zehui
Name:
Title:

[Execution Page to PPDAI Group Inc. Second Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders’ Agreement as of the date first above written.

SIG China Investments Master Fund III, LLLP

By SIG Asia Investment, LLLP, its authorized agent

By Heights Capital Management, Inc., its authorized agent

By:	/s/ Michael Spolan
Name:	Michael Spolan
Title:	General Counsel

[Execution Page to PPDAI Group Inc. Second Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders’ Agreement as of the date first above written.

ORIENTAL GLOBAL GROUP LIMITED

By:	/s/ Mak Siu Hang Viola
Name:	Mak Siu Hang Viola
Title:	Director

[Execution Page to PPDAI Group Inc. Second Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders’ Agreement as of the date first above written.

SEQUOIA CAPITAL 2010 CV HOLDCO, LTD.

By:	/s/ Chan Ming Wai
Name:	Chan Ming Wai
Title:	Authorized Signatory

[Execution Page to PPDAI Group Inc. Second Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders’ Agreement as of the date first above written.

LIGHTSPEED CHINA PARTNERS I, L.P.

By: Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ Ron Cao
Name:	Ron Cao
Title:	Managing Director

LIGHTSPEED CHINA PARTNERS I-A, L.P.

By: Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ Ron Cao
Name:	Ron Cao
Title:	Managing Director

[Execution Page to PPDAI Group Inc. Second Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Second Amended and Restated Shareholders’ Agreement as of the date first above written.

JOY BRIGHT MANAGEMENT LIMITED

By:	/s/ Yin Zhe
Name:
Title:

[Execution Page to PPDAI Group Inc. Second Amended and Restated Shareholders’ Agreement]

EXHIBIT A

PARTIES

Part I Series C Co-Investors

1.	Oriental Global Group Limited

2.	Lightspeed China Partners I, L.P.

3.	Lightspeed China Partners I-A, L.P., and

4.	Sequoia Capital 2010 CV Holdco, Ltd.

Part II Common Shareholders

1.	Maggie & Tony Limited, a limited liability company duly established and validly existing under the laws of the British Virgin Islands (the “Angel Holdco”); and

2.	PPD Investment Limited, a limited liability company duly established and validly existing under the laws of the British Virgin Islands (the “Founder Holdco”), the ownership structure of which is as follows:

Shareholders	Shareholding Percentage
Gu Shaofeng	68.70%
Zhang Jun	13.40%
Hu Honghui	13.03%
Li Tiezheng	4.87%
Total	100.00%

Part III Founders

1.	Gu Shaofeng , a Chinese citizen (residential ID number *****);

2.	Zhang Jun , a Chinese citizen (residential ID number *****);

3.	Hu Honghui , a Chinese citizen (residential ID number *****); and

4.	Li Tiezheng , a Chinese citizen (residential ID number *****) (together with Gu Shaofeng, Zhang Jun and Hu Honghui, the “Founders” and each a “Founder”).

Part IV Major Subsidiaries

1.	PPDAI (HK) LIMITED , a company duly established and existing under the laws of Hong Kong,

Exh-A-1

2.	Shanghai PPDai Financial Information Service Co., Ltd. , a company duly established and existing under the laws of the PRC,

3.	Beijing Paipairongxin Investment Consulting Co., Ltd. , a company duly established and existing under the laws of the PRC (together with Shanghai PPDai Financial Information Service Co., Ltd. , the “Domestic Companies”), and

4.	Beijing Prosper Investment Consulting Co., Ltd. , a wholly foreign owned enterprise duly established and existing under the laws of the PRC (the “WFOE”).

Part V Notice Address

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each party:

If to Legend Capital:

OCEANIC TEAM LIMITED

Beijing Junlian Capital Management Co. Ltd.

South Wing, 10/F, Tower A, Rongke Zixun Center

2 Kexueyuan South Road, Zhongguancun

Haidian District, 100190, Beijing

If to SIG:

Address: Suite1908, LG Twin Towers, East Wing, B12 Jian Guo Men Wai Da Jie, Beijing, PRC 100022

Attn: Ms. Qiong (Joan) Wang

Fax Number:

Email:

If to Oriental Global Group Limited:

Oriental Global Group Limited

Address: c/o: Suites 4112 - 4119, 41st Floor, Jardine House, 1 Connaught Place, Central, Hong Kong

Attn: Jack Chow/ Jason Lau

T:

F:

If to any of the Group Companies and the Founder Parties:

1/F, No.8 Building, No.498 Guoshoujing Road, Pudong New Area, Shanghai.

Attn: Zhang Jun

T:

If to the Angel Holdco:

5815 IFC 2, Central, Hong Kong

Attn: Luo Wei

T:

Exh-A-2

If to Sequoia Capital 2010 CV Holdco, Ltd.:

Suite 2215, 22/F

Two Pacific Place

88 Queensway Road

Hong Kong

Attn: Wendy Kok

T:

F:

If to the Lead Series B Investors:

Address: Room 2207, Floor 22, Xinmao Mansion, No.233 Taicang Road, Shanghai

Attn: Lightspeed China Partners

T:

F:

If to JOY BRIGHT MANAGEMENT LIMITED:

Address: 32 Qinhuangdao Road, Building C, 2nd Floor, Yangpu District, Shanghai

Attn: Yin Zhe

T:

F:

Exh-A-3

EXHIBIT B

DEFINITIONS

“Affiliate”	has the meaning set forth in the Share Purchase Agreement.

“Agreement”	has the meaning set forth in the preamble.

“Angel Holdco”	has the meaning set forth in Part II of Exhibit A.

“Board”	has the meaning set forth in Section 2.1(i).

“Business Day”	has the meaning set forth in the Share Purchase Agreement.

“Cause”	has the meaning set forth in Section 1.2(ii) of Exhibit D.

“CFC”	means a controlled foreign corporation as defined in the Code.

“Change-in-Control”	has the meaning set forth in Section 1.2(i) of Exhibit D.

“Closing”	has the meaning set forth in the Share Purchase Agreement.

“Closing Date”	has the meaning set forth in the Share Purchase Agreement.

“Code”	means the United States Internal Revenue Code of 1986, as amended.

“Control Documents”	has the meaning set forth in the Share Purchase Agreement

“Co-Sale Shares”	has the meaning set forth in Section 3.2(i) of Exhibit E.

“Common Director”	has the meaning set forth in Section 2.1(i)(e).

“Common Majority”	means the Common Shareholders holding more than 50% of the issued and outstanding Common Shares.

“Common Shares”	means the Company’s common shares, par value US$0.001 per share.

“Common Shareholders”	means holders of the Common Shares, initially being the Founder Holdco and the Angel Holdco.

“Company”	has the meaning set forth in the preamble.

“Company Exercise Period”	has the meaning set forth in Section 2.2(ii) of Exhibit E.

“Company Repurchase Option”	has the meaning set forth in Section 2.2 of Exhibit D.

Exh-B-1

“Company Repurchase Price”	has the meaning set forth in Section 2.2 of Exhibit D.

“Company Repurchase Shares”	has the meaning set forth in Section 2.2 of Exhibit D.

“Company Restricted Shares”	has the meaning set forth in Section 3.1(ii).

“Company Right of First Refusal”	has the meaning set forth in Section 2.1 of Exhibit E.

“Compensation Committee”	has the meaning set forth in Section 2.1(vi).

“Confidential Information”	has the meaning set forth in Section 6.1.

“Covenantors”	has the meaning set forth in Section 2.2.

“Direct U.S. Investor”	has the meaning set forth in Section 4.5(c).

“Domestic Company”	has the meaning set forth in Part IV of Exhibit A.

“Drag-Along Notice”	has the meaning set forth in Section 4.1(c).

“Drag-Along Sale”	has the meaning set forth in Section 4.1(a).

“Drag-Along Sale Date”	has the meaning set forth in Section 4.1(c).

“Dragged Holders”	has the meaning set forth in Section 4.1(a).

“Dragging Holders”	has the meaning set forth in Section 4.1(a).

“Dragging Holder Shares”	has the meaning set forth in Section 4.1(c).

“Early Departing Founder”	has the meaning set forth in Section 2.2 of Exhibit D.

“Early Departure Event”	has the meaning set forth in Section 2.2 of Exhibit D.

“Equity Securities”	has the meaning set forth in the Share Purchase Agreement.

“ESOP”	means Company’s share option plan or other equity incentive plan, in any case that is approved by the shareholders of the Company (including the prior consents of the Preferred Majority).

“First Transfer Notice”	has the meaning set forth in Section 2.2(i) of Exhibit E.

“Founder”	has the meaning set forth in Part III of Exhibit A.

“Founder Holdco”	has the meaning set forth in Part I of Exhibit A.

Exh-B-2

“Founder Holdco Restricted Shares”	has the meaning set forth in Section 3.1(ii).

“Founder Parties”	means the Founders and the Founder Holdco.

“Founder Restricted Shares”	has the meaning set forth in Section 3.1(ii).

“Group Company”	means each of the Company and its subsidiaries and branches (including without limitation the Major Subsidiaries) and “Group” refers to all of Group Companies collectively.

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC.

“Immediate Family Member”	has the meaning set forth in Section 4.5 of Exhibit E.

“Indirect U.S. Investor”	has the meaning set forth in Section 4.5(c).

“Issuance Notice”	has the meaning set forth in Section 1.2(i) of Exhibit E.

“Issuance Shares”	has the meaning set forth in Section 1.1 of Exhibit E.

“Lead Series B Investors”	has the meaning set forth in the preamble.

“Lead Series C Investors”	has the meaning set forth in the preamble.

“Legend Capital”	has the meaning set forth in the preamble.

“Major Subsidiary”	has the meaning set forth in the preamble.

“Memorandum and Articles”	means the Company’s third amended and restated Memorandum and Articles of Association, as may be amended and/or restated from time to time.

“New Shares”	means any Equity Securities of the Company issued after the Closing, except for:

(i)       Common Shares, or any option to acquire any Common Shares, issued to employees, officers, consultants or directors of the Company pursuant to the ESOP and as approved by the Preferred Majority, provided the number of such Common Shares shall not exceed the maximum provided in the ESOP;

(ii) Common Shares issued upon conversion of the Preferred Shares;

Exh-B-3

(iii) Common Shares issued as a result of or in connection with the implementation of anti-dilution protection afforded to the Preferred Shareholders under the Memorandum and Articles;

(iv) share dividend paid to all Shareholders (including the Preferred Shareholders) in proportion to their shareholding percentage;

(v)      Equity Securities of the Company issued in connection with any share split, share dividend, combination, or similar transaction of the Company that does not change the relative shareholding percentage of the Shareholders;

(vi) shares of the Company issued in the Qualified IPO of the Company;

(vii) Equity Securities of the Company issued upon the exercise or conversion of any convertible securities issued prior to the Closing Date; or

(viii) Equity Securities of the Company otherwise issued upon the approval of the Preferred Majority.

“Non-competition Period”	has the meaning set forth in Section 4.3.

“Observers”	has the meaning set forth in Section 2.1(iv).

“Onshore Transfer”	has the meaning set forth in Section 2.4 of Exhibit D.

“Over-Allotment Issuance Shares”	has the meaning set forth in Section 1.2(iii) of Exhibit E.

“Over-Allotment Transfer Shares”	has the meaning set forth in Section 2.2(v) of Exhibit E.

“Party”	has the meaning set forth in the preamble.

“Person”	shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a legal person, an unincorporated organization and a governmental authority.

“Permitted Transfer”	has the meaning set forth in Section 4.5 of Exhibit E.

“Permitted Transferee”	has the meaning set forth in Section 4.5 of Exhibit E.

“PFIC”	means passive foreign investment company as defined in the Code.

Exh-B-4

“PFIC Shareholder”	has the meaning set forth in Section 4.5(c).

“Potential Subscriber”	has the meaning set forth in Section 1.1 of Exhibit E.

“Potential Transferee”	has the meaning set forth in Section 2.1 of Exhibit E.

“PRC”	means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“PRC Companies”	has the meaning set forth in Section 2.4 of Exhibit D.

“Preemptive Right”	has the meaning set forth in Section 1.1 of Exhibit E.

“PR Holder”	has the meaning set forth in Section 3.2(i).

“PR Holder Exercise Period”	has the meaning set forth in Section 1.2(ii) of Exhibit E.

“Preferred Directors”	has the meaning set forth in Section 2.1(i)(d).

“Preferred Majority”	means the Series A Majority, the Series B Majority and the Series C Majority, collectively.

“Preferred Shareholders”	means collectively Series A Shareholders, Series B Shareholders and/or Series C Shareholders.

“Preferred Shares”	means collectively the Series A Preferred Shares, the Series B Preferred Shares and/or the Series C Preferred Shares.

“Prior Shareholders’ Agreement”	has the meaning set forth in the recitals.

“Qualified IPO”	has the meaning set forth in the Memorandum and Articles.

“Remaining Transfer Shares”	has the meaning set forth in Section 2.1 of Exhibit E.

“Right of Co-Sale”	has the meaning set forth in Section 3.1 of Exhibit E.

“Right of First Refusal”	has the meaning set forth in Section 2.1 of Exhibit E.

“ROCS Holder”	has the meaning set forth in Section 3.2(iii).

“ROFR Holder”	has the meaning set forth in Section 3.2(ii).

“ROFR Holder Exercise Period”	has the meaning set forth in Section 2.2(iv) of Exhibit E.

“Second Transfer Notice”	has the meaning set forth in Section 2.2(iii) of Exhibit E.

Exh-B-5

“Series A Investor”	has the meaning set forth in the preamble.

“Series A Majority”	means the Series A Shareholders holding more than 50% of the issued and outstanding Series A Preferred Shares.

“Series A Preferred Shares”	means the Company’s series A preferred shares, of par value US$0.001 each.

“Series A Shareholders”	means holders of the Series A Shares, initially being the Series A Investor.

“Series B Co-Investors”	has the meaning set forth in the preamble.

“Series B Investors”	has the meaning set forth in the preamble.

“Series B Majority”	means the Series B Shareholders holding more than 50% of the issued and outstanding Series B Preferred Shares.

“Series B Preferred Shares”	means the Company’s series B preferred shares, of par value US$0.001 each.

“Series B Shareholders”	means holders of the Series B Preferred Shares, initially being the Lead Series B Investors and the Series B Co-Investors.

“Series C Co-Investors”	has the meaning set forth in Part I of Exhibit A.

“Series C Majority”	means the Series C Shareholders holding more than 70% of the issued and outstanding Series C Preferred Shares.

“Series C Preferred Shares”	means the Company’s series C preferred shares, of par value US$0.001 each.

“Series C Shareholders”	means holders of the Series C Preferred Shares, initially being the Lead Series C Investors and the Series C Co-Investors.

“Shareholder Right of First Refusal”	has the meaning set forth in Section 2.1 of Exhibit E.

“Shareholders”	means the holder of the Shares.

“Shares”	means collectively the Common Shares, the Series A Preferred Shares, the Series B Preferred Shares and/or the Series C Preferred Shares.

“SIG”	has the meaning set forth in the preamble.

“Signing Date”	has the meaning set forth in the preamble.

Exh-B-6

“Subsidiary”	means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with US GAAP or generally accepted accounting principles of the PRC, consistently applied, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

“Transferor”	has the meaning set forth in Section 2.1 of Exhibit E.

“Transfer Shares”	has the meaning set forth in Section 2.1 of Exhibit E.

“US GAAP”	means the generally accepted accounting principles of the U.S.

“U.S.”	means the United States of America.

“US$”	means the lawful currency of the United States of America.

“WFOE”	has the meaning set forth in Part IV of Exhibit A.

Exh-B-7

EXHIBIT C

PROTECTIVE PROVISIONS

To the extent applicable, any action listed in this Exhibit shall include the action of any Group Company.

Part I

1.	altering or changing the rights, preferences or privileges of the Preferred Shareholders;

2.	authorizing or issuing any Equity Security senior to or on a parity with the Preferred Shares as to dividend rights or redemption rights or liquidation preferences or voting rights;

3.	any new issuance of any Equity Securities of the Company, including without limitation the initial public offering of any Group Company, but excluding (a) any issuance of Common Shares upon conversion of the Preferred Shares, and (b) the issuance of Common Shares (or options or warrants therefor) under the ESOP approved by the shareholders of the Company pursuant to item 8 below under this subsection;

4.	amending or waiving any provision of the Memorandum and Articles or any other charter document of the Company in a manner that would alter or change the rights, preferences or privileges of any Preferred Shares;

5.	any action that reclassifies any outstanding shares or securities into shares or securities having preference or priority senior to or on a parity with the preference of the Preferred Shares;

6.	any increase, reduction or cancellation of the authorized share capital of the Company;

7.	any action that results in the redemption or repurchase of any Common Shares (other than the redemption or repurchase of Common Shares pursuant to the ESOP documents upon termination of employment or services with any employees or service providers);

8.	approval of, and any amendment to the ESOP of the Company and grant of options under the ESOP;

9.	any transfer of assets of the Company or license of intellectual property, which is not within the ordinary course of business, or any transfer of Equity Securities of any Group Company (other than the Equity Securities held by any Preferred Shareholder);

10.	any action that results in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the Company’s voting power is transferred or in which all or substantially all of the assets of the Company are sold;

11.	increase or decrease of the authorized size of the Board or change in the way in which Board members are appointed;

Exh-C-1

12.	liquidation, dissolution or winding up of any Group Company;

13.	any action that results in the payment or declaration of any dividend on any Shares;

14.	granting any loan, incurring any debt, or providing any guarantee or indemnity, provided that such approval shall not be required if the loan, debt, guarantee or indemnity is granted or provided in the ordinary course of business and on normal commercial terms and is approved under the annual business plan and budget of the Group;

15.	any related-party transactions unless approved by the majority of the disinterested Board members;

16.	any other action that would hurt the rights or interests of Preferred Shareholders (based on reasonable judgment);

17.	effecting any of the foregoing, as applicable, with respect to any Group Company; or

18.	agreeing or committing to do any of the foregoing.

Part II

1.	any capital commitment or expenditure in excess of US$200,000 outside of the Company’s annual budget approved by the Board;

2.	any issuance of debt by any Group Company;

3.	acquisition of business/assets in excess of US$100,000 by any Group Company outside of the annual budget approved by the Board;

4.	appointment or replacement of the chief executive officer, the chief financial officer, the chief technology officer, the chief operating officer or any equivalent position of the foregoing;

5.	entering into any joint venture or material alliance;

6.	any transaction involving a Group Company and any employees, officers, directors or shareholders of any Group Company or any other related-party transaction or amendment thereof;

7.	appointment and removal of auditors of the Company or any material change in the accounting and financial policies of the Company;

8.	any increase in compensation of any employee of any Group Company with monthly salary of at least RMB80,000 by more than forty percent (40%) in a twelve (12) month period;

9.	approving or amending the annual business plan and budget of the Group and any items of expenditure incurred outside the annual budget in excess of US$50,000 per month, individually or in the aggregate;

Exh-C-2

10.	ceasing to conduct or carry on its business substantially as now conducted by the Company, change of any material part of its business or entering into business that is outside of the ordinary course of business or the business plan;

11.	any change to any Group Company’s then-effective guarantee program in favor of any third party or establishment of any such new guarantee program;

12.	any other action that would hurt the rights or interests of the Preferred Shareholders (based on reasonable judgment);

13.	effecting any of the foregoing, as applicable, with respect to any Group Company; or

14.	agreeing or committing to do any of the foregoing.

Exh-C-3

EXHIBIT D

TERMS OF THE FOUNDER RESTRICTED SHARES

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.	VESTING OF FOUNDER RESTRICTED SHARES.

1.1    Vesting Schedule.

The Founder Restricted Shares directly or indirectly owned by each Founder shall become vested and be released from all restrictions herein according to the vesting schedule set forth opposite such Founder’s name as set out in the table below:

Founder	Founder Holdco Restricted Shares (shareholding percentage as of the date hereof)	Company Restricted Shares (shareholding percentage as of the date hereof)	Vesting Schedule after the Closing
Gu Shaofeng	6,870 shares (68.70%)	3,948,000 (39.48%)	33% of the Founder Restricted Shares shall be vested on September 13, 2012 and the remaining 67% will vest monthly in equal installments over the next three (3) years thereafter

Zhang Jun	1,340 shares (13.40%)	770,000 (7.70%)	25% of the Founder Restricted Shares shall be vested on September 13, 2012 and the remaining 75% will vest monthly in equal installments over the next four (4) years thereafter

Hu Honghui	1,303 shares (13.03%)	749,000 (7.49%)	25% of the Founder Restricted Shares shall be vested on September 13, 2012 and the remaining 75% will vest monthly in equal installments over the next four (4) years thereafter

Li Tiezheng	487 shares (4.87%)	280,000 (2.80%)	15% of the Founder Restricted Shares shall be vested on September 13, 2012 and the remaining 85% will vest monthly in equal installments over the next four (4) years thereafter

Exh-D-1

1.2    Acceleration.

(i)    In the event of (a) an Qualified IPO, or (b) a Change-in-Control (as defined below), the vesting of all the Founder Restricted Shares shall accelerate and all unvested Founder Restricted Shares directly or indirectly owned by such Founder shall immediately become fully vested. For the purpose of this Agreement, a “Change-in-Control” means (a) the consolidation or merger of the Company, or any other transaction which results in the shareholders of the Company owning less than a majority of the equity or voting power of the surviving entity, or (b) the sale, transfer of all or substantially all of the assets of the Company or the exclusive licensing of all or substantially all of the Company’s intellectual properties, in each case duly approved by the Preferred Majority.

(ii)    In the event of the involuntary termination of the employment of any Founder without Cause, the vesting of the Founder Restricted Shares in respect of such Founder shall accelerate and all unvested Founder Restricted Shares directly or indirectly owned by such Founder shall immediately become fully vested.

For purpose hereof, “Cause” shall mean any of the following grounds as determined by the Board: (a) an unauthorized use or disclosure by such Founder of a Group Company’s confidential information or trade secrets, which use or disclosure causes material harm to any Group Company, (b) a material breach by such Founder of any agreement between such Founder and any Group Company, (c) a material failure by such Founder to comply with any Group Company’s written policies or rules, (d) such Founder’s engagement in any criminal conduct except (i) that such engagement of such Founder is to deliver and execute his duties according to the direction or decision of the Board or (ii) such criminal conduct is resulted by his negligence and the consequence of such criminal conduct does not prevent such Founder from continuing to render his service to the Group and does not cause material damage to any Group Company; or (e) a continued failure by such Founder to perform his core responsibilities after receiving written notification of such failure from the Board acting by an unanimous consent excluding the consent of such Founder who is the member of the Board or any director who was appointed by or served as alternate director of such Founder.

2.	RESTRICTIONS.

2.1    Lock-Up. Prior to the closing of the Qualified IPO, each Founder Party shall not transfer any Founder Restricted Share and Company Restricted Share that has not become vested in accordance with Section 1.

2.2    Company Repurchase Option. In the event (the “Early Departure Event”) that the employment relationship of a Founder (the “Early Departing Founder”) with the relevant Group Company is terminated before all the Founder Restricted Shares applicable to such Founder become vested in accordance with Section 1, the Company shall have an option (the “Company Repurchase Option”) to repurchase the corresponding Company Restricted Shares in respect of the Early Departing Founder that have not yet become vested in accordance with Section 1 at the time of the Early Departure Event (the “Company Repurchase Shares”) at a per share purchase price equal to its par value (the “Company Repurchase Price”). The Company may exercise the Company Repurchase Option in respect of an Early Departure Event within sixty (60) days after the occurrence of an Early Departure Event by delivering a written notice to the Founder Holdco. Within fifteen (15) days from the Founder Holdco’s receipt of such written notice from the Company, the Founder Holdco shall sell the Company Repurchase Shares to the Company at the Company Repurchase Price.

Exh-D-2

2.3    Founder Holdco Repurchase. In the event that the Company exercises the Company Repurchase Option, unless otherwise agreed by the Preferred Majority in writing, the Founder Holdco shall repurchase, and the Early Departing Founder shall sell, all of the Founder Holdco Restricted Shares held by the Early Departing Founder that have not yet become vested in accordance with Section 1 at the time of the Early Departure Event at a per share purchase price equal to its par value within fifteen (15) days after the Early Departure Event.

2.4    PRC Company Repurchase. For the avoidance of doubt, upon the exercise of the Company Repurchase Option by the Company, the equity interests of the Group Companies incorporated in the PRC (the “PRC Companies”) held directly or indirectly by such Founder which are in proportion to the Company Repurchase Shares shall be transferred to a Person designated by the Company and approved by the Preferred Majority at nominal price (each such transfer, the “Onshore Transfer”), and such Onshore Transfer shall be completed concurrently with the consummation of the repurchase of the Company Repurchase Shares. In any such event, upon written request from any Preferred Director, the Company shall immediately without any delay take all actions necessary to cause each of such PRC Companies to complete the Onshore Transfer, and such Founder shall: (i) vote or give his written consent with respect to all equity interests of such PRC Companies directly or indirectly held by him, and cause any director of such PRC Companies appointed by him to vote, in favor of the Onshore Transfer and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of the Onshore Transfer; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with the Onshore Transfer; (iii) transfer equity interests of such PRC Companies directly or indirectly held by him which shall be in proportion to the Company Repurchase Shares to a Person designated by the Company and approved by the Preferred Majority; (iv) resign from the board of each of the Group Companies, and (v) take all actions necessary to consummate the Onshore Transfer and adjustment of the composition of the board of each of the Group Companies.

Exh-D-3

EXHIBIT E

TERMS OF PREEMPTIVE RIGHTS, RIGHT OF FIRST REFUSAL AND RIGHT OF CO-SALE

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.	PREEMPTIVE RIGHT.

1.1    Preemptive Right. Each PR Holder shall have a right (the “Preemptive Right”) to purchase certain portion of the New Shares (the “Issuance Shares”) that the Company may, from time to time after the Closing, propose to issue to any potential purchaser (the “Potential Subscriber”) as set forth in this Section 1.

1.2    Procedure.

(i)    Issuance Notice. If the Company proposes to issue any New Shares, it shall give each PR Holder written notice (an “Issuance Notice”) of such intention, describing (i) type and number of the New Shares to be issued, (ii) identity of the Potential Subscriber, and (iii) price and other material terms upon which the Company proposes to issue such Issuance Shares.

(ii)    Exercise. Each PR Holder shall have thirty (30) days after the receipt of the Issuance Notice (the “PR Holder Exercise Period”) to irrevocably elect to purchase all or a portion of its initial pro rata share of the Issuance Shares on the same price and conditions as indicated on the Issuance Notice by notifying the Company in writing of the number of Issuance Shares to be purchased. For the purposes of the Preemptive Right, each PR Holder’s “initial pro rata share” shall be determined according to the aggregate number of all Shares held by such PR Holder on the date of the Issuance Notice in relation to the aggregate number of all Shares then outstanding (treating for this purpose as then outstanding all Shares issuable upon exercise, conversion or exchange of any options reserved under any share option plan and other convertible Equity Securities (including the Preferred Shares)) on such date.

(iii)    Over-Allotment. If the PR Holders fail to elect to purchase all the Issuance Shares, then such unpurchased Issuance Shares (“Over-Allotment Issuance Shares”) shall be made available to each PR Holder who has elected to purchase all of its initial pro rata share of the Issuance Shares for over-allotment. Upon the earlier of (i) the expiration of the PR Holder Exercise Period, or (ii) the time when the Company has received the written notice of each PR Holder in respect of its exercise of its Preemptive Right, the Company shall deliver an over-allotment notice to each such PR Holder to inform them of the aggregate number of Over-Allotment Issuance Shares which the PR Holders were entitled to purchase but that were not purchased by the PR Holders pursuant to subsection (ii) above. Each such PR Holder shall have five (5) days after the receipt of such over-allotment notice to irrevocably elect to purchase all or a portion of the Over-Allotment Issuance Shares on the same price and conditions as indicated on the Issuance Notice by notifying the Company in writing of the number of Issuance Shares to be purchased. If the aggregate number of the Over-Allotment Issuance Shares elected to be purchased by all such PR Holders in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Issuance Shares that are available for over-allotment, then the Over-Allotment Issuance Shares shall be allocated to such PR Holders by allocating to each such PR Holder the lesser of (A) the difference between the number of Over-Allotment Issuance Shares it elects to purchase and the aggregate number of Over-Allotment Issuance Shares that has already been allocated to it, and (B) its over-allotment pro rata share of the Over-Allotment Issuance Shares that has not yet been allocated, which allocation step shall be repeated until all Over-Allotment Issuance Shares are allocated. Each such PR Holder who has been allocated all the Over-Allotment Issuance Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment Issuance Shares that a PR Holder will receive in each allocation step, such PR Holder’s “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such PR Holder on the date of the Issuance Notice in relation to the aggregate number of all Shares held by all PR Holders who participate in such allocation step on such date.

Exh-E-1

(iv)    Closing. If any PR Holder elects to purchase Issuance Shares, then payment for the Issuance Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Issuance Shares to be purchased, at a place and time agreed to by the Company and the PR Holders that have elected to purchase a majority of the Issuance Shares; provided that the scheduled time for closing shall not be later than thirty (30) days following the expiration of the last period during which any PR Holder may elect to purchase any Issuance Share (including Over-Allotment Issuance Share), and the scheduled place shall be the business address of the Company absent such agreement on the place.

1.3    Permitted Issuance to Potential Subscriber. For a period of ninety (90) days following the expiration of the last period during which any PR Holder may elect to purchase any Issuance Share (including Over-Allotment Issuance Shares), the Company may issue any Issuance Shares with respect to which the PR Holders’ Preemptive Rights were not exercised, to Potential Subscriber identified in the Issuance Notice and at a price and upon terms not more favorable to the Potential Subscriber than those specified in the Issuance Notice. In the event the Company has not issued such Issuance Shares within such ninety (90) day period, the Company shall not thereafter issue any New Shares, without first again complying with the terms of the Preemptive Right.

2.	RIGHTS OF FIRST REFUSAL.

2.1    Right of First Refusal. The Company shall have a right (the “Company Right of First Refusal”) to purchase all or any portion of the Shares that a Common Shareholder (a “Transferor”) may propose to transfer (the “Transfer Shares”) to any potential third party transferee (the “Potential Transferee”) as set forth in this Section 2. Subject to the Company Right of First Refusal and to the extent that the Company elects not to purchase all of the Transfer Shares pursuant to in this Section 2, each ROFR Holder shall have a right (the “Shareholder Right of First Refusal”) to purchase the remaining Transfer Shares that are not purchased by the Company (the “Remaining Transfer Shares”) as set forth in this Section 2.

Exh-E-2

2.2    Procedure.

(i)    First Transfer Notice. The Transferor shall first give the Company a written notice (the “First Transfer Notice”) describing (i) type and number of the Transfer Shares, (ii) identity of the Potential Transferee, and (iii) price and other material terms upon which the Transferor proposes to transfer such Transfer Shares. The First Transfer Notice shall certify that the Transferor has received a definitive offer from the Potential Transferee on the terms set forth in the First Transfer Notice.

(ii)    Company’s Exercise. The Company shall have fifteen (15) days after the receipt of the First Transfer Notice (the “Company Exercise Period”) to irrevocably elect to purchase all or any portion of the Transfer Shares at the same price and subject to the same material terms and conditions as described in the First Transfer Notice by notifying the Transferor in writing of the number of Transfer Shares to be purchased.

(iii)    Second Transfer Notice. Upon the earlier of (i) the expiration of the Company Exercise Period, or (ii) the time when the Transferor has received the Company’s written notice in respect of its exercise of the Company Right of First Refusal, the Transferor shall give each ROFR Holder and the Company a written notice (the “Second Transfer Notice”) describing (i) type and number of the Remaining Transfer Shares, (ii) identity of the Potential Transferee, and (iii) price and other material terms upon which the Transferor proposes to transfer the Transfer Shares. The Second Transfer Notice shall certify that the Transferor has received a definitive offer from the Potential Transferee on the terms set forth in the Second Transfer Notice.

(iv)    ROFR Holder’s Exercise. Each ROFR Holder shall have fifteen (15) days after the receipt of the Second Transfer Notice (the “ROFR Holder Exercise Period”) to irrevocably elect to purchase all or portion of its initial pro rata share of the Remaining Transfer Shares at the same price and subject to the same material terms and conditions as described in the Second Transfer Notice by notifying the Transferor and the Company in writing of the number of Remaining Transfer Shares to be purchased by such ROFR Holder. For the purposes of the Shareholder Right of First Refusal, each ROFR Holder’s “initial pro rata share” shall be determined according to (x) the aggregate number of all Shares held by such ROFR Holder on the date of the Transfer Notice in relation to (y) the aggregate number of all Shares held by all ROFR Holders on such date.

(v)    Over-Allotment. If the ROFR Holders fail to elect to purchase all the Remaining Transfer Shares, then such unpurchased Remaining Transfer Shares (“Over-Allotment Transfer Shares”) shall be made available to each ROFR Holder who has elected to purchase all of its initial pro rata share of the Remaining Transfer Shares for over-allotment. Upon the earlier of (i) the expiration of the ROFR Holder Exercise Period, or (ii) the time when the Transferor has received the written notice of each ROFR Holder in respect of its exercise of the Shareholder Right of First Refusal, the Transferor shall deliver an over-allotment notice to the Company and each such ROFR Holder to inform them of the aggregate number of Over-Allotment Transfer Shares. Each of such ROFR Holders shall have five (5) days after the receipt of such over-allotment notice to irrevocably elect to purchase all or portion of the Over-Allotment Transfer Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing of the number of Over-Allotment Transfer Shares to be purchased by such ROFR Holder. If the aggregate number of the Over-Allotment Transfer Shares elected to be purchased by all such ROFR Holders in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Transfer Shares, then the Over-Allotment Transfer Shares shall be allocated to such ROFR Holders by allocating to each such ROFR Holders the lesser of (A) the difference between the number of Over-Allotment Transfer Shares it elects to purchase and the aggregate number of Over-Allotment Transfer Shares that has already been allocated to it, and (B) its over-allotment pro rata share of the Over-Allotment Transfer Shares that has not yet been allocated, which allocation step shall be repeated until all Over-Allotment Transfer Shares are allocated. Each such ROFR Holder who has been allocated all the Over-Allotment Transfer Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment Transfer Shares that a ROFR Holders will receive in each allocation step, such ROFR Holder’s “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such ROFR Holder on the date of the Transfer Notice in relation to the aggregate number of all Shares held by all ROFR who participate in such allocation step on such date.

Exh-E-3

(vi)    Closing. If the Company or any ROFR Holder elects to purchase the Transfer Shares, then the payment for the Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Transfer Shares to be purchased, together with an executed instrument of transfer, at a place and time agreed by (i) in the case of the Company Right of First Refusal, the Transferor and the Company; or (ii) in the case of Shareholder Right of First Refusal, the Transferor and the ROFR Holders that have elected to purchase a majority of the Remaining Transfer Shares, provided that the scheduled time for closing shall not be later than thirty (30) days following the expiration of Company Exercise Period or the last period during which any ROFR Holder may elect to purchase any Transfer Share (including Over-Allotment Transfer Share), as the case may be, and the scheduled place shall be the business address of the Company absent such agreement on the place.

3.	RIGHT OF CO-SALE.

3.1    Right of Co-Sale. Each ROCS Holder shall have the right (the “Right of Co-Sale”) to participate in the Transferor’s sale of Remaining Transfer Shares to the Potential Transferee as set forth in this Section 1.

3.2    Procedure.

(i)    Exercise. If a ROCS Holder does not elect to purchase any Remaining Transfer Shares pursuant to its Shareholder Right of First Refusal, each such ROCS Holder shall have fifteen (15) days after the receipt of the Transfer Notice to irrevocably elect to sell all or a portion of its pro rata share of the Remaining Transfer Shares that are not purchased pursuant to the Shareholder Right of First Refusal at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing of the number of Shares to be sold by such ROCS Holder (the “Co-Sale Shares”). For the purposes of the Right of Co-Sale, each ROCS Holder’s “pro rata share” shall be determined according to the aggregate number of all Shares held by such ROCS Holder on the date of the Transfer Notice in relation to the aggregate number of all Shares held by all ROCS Holders and the Transferor on such date.

Exh-E-4

(ii)    Reduction of Shares Sold by the Transferor. To the extent that any ROCS Holder exercises its Shareholder Right of Co-Sale, the number of Remaining Transfer Shares that the Transferor may sell in the proposed transfer shall be correspondingly reduced by the aggregate number of the Co-Sale Shares.

(iii)    Closing. The sale of the Co-Sale Shares to the Potential Transferee by the participating ROCS Holders shall be consummated simultaneously with the sale by the Transferor. To the extent that any Potential Transferee refuse to purchase any Co-Sale Shares, the Transferor shall not sell to such Potential Transferee any Shares unless and until, simultaneously with such sale, the Transferor shall purchase from such participating ROCS Holder such Co-Sale Shares that such participating ROCS Holder would otherwise be entitled to sell to the Potential Transferee pursuant to its Right of Co-Sale.

3.3    Permitted Transfer to Potential Transferee. For a period of ninety (90) days following the expiration of the last period during which any ROFR Holder may elect to purchase any Transfer Share (including Over-Allotment Transfer Share), subject to the ROCS Holders’ Right of Co-Sale under this Section 1, the Transferor may sell any remaining Transfer Shares with respect to which the ROFR Holders’ Right of First Refusal was not exercised, to Potential Transferee identified in the Transfer Notice and at a price and upon terms not more favorable to the Potential Transferee than those specified in the Transfer Notice. In the event that the Transferor has not sold such Transfer Shares within such ninety (90) day period, the Transferor shall not thereafter sell any Shares, without first again complying with the terms of the Right of First Refusal and the Right of Co-Sale.

4.	GENERAL.

4.1    Valuation of Non-Cash Consideration. In the event that the Parties cannot agree on value of the consideration payable in property other than cash, then the value of such property shall be established by an internationally reputable appraiser jointly selected by, (i) in the case of the Preemptive Right, the Company and the Preferred Majority, or (ii) in the case of Right of First Refusal, the Transferor and the Preferred Majority. If such valuation is not completed before the deadline for closing of the issuance of the Issuance Shares to the PR Holders or the sale of the Transfer Shares to the ROFR Holders, then such deadline shall be extended to the date that is ten (10) days after such valuation is completed.

4.2    Apportion. Each PR Holder may apportion Issuance Shares that it is entitled to purchase pursuant to its Preemptive Right among its Affiliates; provided that such PR Holder notifies the Company in writing. Each ROFR Holder may apportion Transfer Shares that it is entitled to purchase pursuant to its Shareholder Right of First Refusal among its Affiliates; provided that such ROFR Holder notifies the Transferor and the Company in writing.

4.3    Effect on Subsequent Transaction. The exercise, non-exercise or waiver of any Preemptive Right, Right of First Refusal or Right of Co-Sale in respect of a particular issuance or transfer of Shares shall not adversely affect such right in respect of any subsequent issuance or transfer of Shares.

Exh-E-5

4.4    Calculation of Shares. The number of Shares shall be calculated on an as converted to Common Shares basis.

4.5    Permitted Transfer. The Company Right of First Refusal, the Shareholder Right of First Refusal of the ROFR Holders and the Right of Co-Sale of the ROCS Holders hereunder shall not apply to (a) any sale or transfer of any Shares to the Company pursuant to any repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship with the Company in compliance with applicable laws or provisions hereof; (b) any Drag-Along Sale; (c) if a Transferor is an entity, any sale or transfer of any Shares to any Affiliate of such Transferor established for bona fide estate planning purposes; or (d) if a Transferor is a natural person, any gratuitous transfer of the Shares held by such Transferor to an Immediate Family Member of such Transferor, or to a custodian, trustee, executor, or other fiduciary for the account of such Transferor’s Immediate Family Member, or to a trust for such Transferor’s own self, in each case for bona fide estate planning purposes (each such transfer, a “Permitted Transfer” and each foregoing transferee, a “Permitted Transferee”), provided that the Founders shall at all times remain subject to the terms and restrictions set forth in this Agreement and be liable to any breach hereof by his/her Permitted Transferee; provided further that adequate documentation therefor shall be provided to the Company and the other Shareholders and that any Permitted Transferee (other than the Company) shall agree in writing to be bound by this Agreement in place of the relevant transferor and shall execute a deed of accession in form and substance approved by the Board and become a party to, and to be bound by, this Agreement. For this Section 4.5, the term “Immediate Family Member” means a child (including adopted child), parent or spouse of a Person referred to herein.

Exh-E-6

EXHIBIT F

TERMS OF THE REGISTRATION RIGHTS

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.	DEFINITIONS.

The following terms used herein shall have the meanings ascribed to the below:

1.1    “Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

1.2    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.3    “Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.4    “Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.5    “Holder Indemnitee” has the meaning set forth in Section 5.1(i).

1.6    “Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

1.7    “Initiating Holders” means, with respect to a request duly made under Section 2.1 or 2.2 to Register any Registrable Securities, the Holders initiating such request.

1.8    “IPO” means the first firm underwritten registered public offering by the Company of its Common Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another governmental authority for a public offering in a jurisdiction other than the United States.

1.9    “Registrable Securities” means (i) the Common Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Common Shares owned or hereafter acquired by any Preferred Shareholder, and (iii) any Common Shares issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein.

1.10    “Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

Exh-F-1

1.11    “Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

1.12    “Securities Act” means the United States Securities Act of 1933, as amended.

1.13    “Violation” has the meaning set forth in Section 5.1(i).

1.14    Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in Exhibit B of this Agreement.

2.	DEMAND REGISTRATION.

2.1    Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is twelve (12) months after the closing of an IPO, Holder(s) holding at least 20% or more of the outstanding Preferred Shares (or Common Shares issued upon the conversion of the Preferred Shares) may request in writing that the Company effect a Registration for at least 20% of their Registrable Securities (or any lesser percentage if the anticipated gross receipts from the offering exceed US$5,000,000) on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s). Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall not be obligated to effect more than two (2) Registrations pursuant to Section 2.1 hereof that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 hereof.

2.2    Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction within sixty (60) days of the receipt of such request. The Holders shall be entitled to an unlimited number of registrations on Form F-3 or Form S-3 so long as such registration offerings are in excess of US$500,000; provided that, the Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to Section 2.2 hereof; provided further that, if the sale of all of the Registrable Securities sought to be included pursuant to Section 2.2 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.2 hereof.

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2.3    Right of Deferral.

(i)    The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2:

(a)    if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or 2.2 hereof, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Common Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

(b)    during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Common Shares; provided that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(c)    in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii)    If, after receiving a request from Holders pursuant to Section 2.1 or 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that the Company may not utilize this right and/or the deferral right contained in this clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by Section 3.4 of this Exhibit).

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2.4    Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or 2.2 hereof, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2 hereof. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or 2.2 hereof, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	PIGGYBACK REGISTRATIONS.

3.1    Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except as set forth in Section 3.4 hereof), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

Exh-F-4

3.2    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 hereof prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3 hereof.

3.3    Underwriting Requirements.

(i)    In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under Section 3 hereof unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to Section 3 hereof in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)    If any Holder disapproves the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or 2.2 hereof if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

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3.4    Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under Section 3 hereof in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable).

4.	REGISTRATION PROCEDURES.

4.1    Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)    Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(ii)    Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)    Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)    Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

Exh-F-6

(vi)    Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)    Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)    Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)    Not, without the prior consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(x)    Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

Exh-F-7

(xi)    Take all reasonable actions necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

4.2    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3    Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration). In addition, the Company shall not be required to pay for expense for any special audit conducted for the purpose of such Registration in excess of US$25,000 (in which case, all participating Holders shall bear such excess special audit expense pro rata based upon the number of Registrable Securities to be Registered in such Registration).

5.	REGISTRATION-RELATED INDEMNIFICATION.

5.1    Company Indemnity.

(i)    To the maximum extent permitted by law and the Memorandum and Articles, the Company will indemnify and hold harmless each Holder, such Holder’s Affiliates, their respective partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or such Holder’s Affiliates or underwriter (ach a “Holder Indemnitee”) against any losses, claims, damages or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of applicable securities laws, or any rule or regulation promulgated under applicable securities laws. The Company will reimburse each such Holder Indemnitee for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.

Exh-F-8

(ii)    The indemnity agreement contained in Section 5.1 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder Indemnitee. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Hold Indemnitee to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

5.2    Holder Indemnity.

(i)    To the maximum extent permitted by law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under applicable securities laws, or any rule or regulation promulgated under applicable securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to Section 5.2 hereof, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under Section 5.2 hereof shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

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(ii)    The indemnity contained in Section 5.2 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3    Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or 5.2 hereof of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or 5.2 hereof, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under Section 5 hereof, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4    Contribution. If any indemnification provided for in Section 5.1 or 5.2 hereof is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under Section 5.4 hereof, when combined with such Holder’s liability under Section 5.2 hereof, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

5.5    Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Exh-F-10

5.6    Survival. The obligations of the Company and Holders under Section 5 hereof shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.	ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS.

6.1    Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)    make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)    file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities laws; and

(iii)    at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all applicable securities laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s Securities are listed).

6.2    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Majority, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or 3 hereof, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

Exh-F-11

6.3    “Market Stand-Off” Agreement. Each Shareholder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least 1% of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to Section 6.3 hereof, (y) Section 6.3 hereof shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of Section 6.3 hereof and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4    Termination of Registration Rights. The registration rights set forth in Sections 2 and 3 hereof above shall terminate on the earlier of (i) the date that is five (5) years after the date of closing of an IPO and (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5    Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, have not been exercised, converted or exchanged, as applicable, for Common Shares.

Exh-F-12

7.	JURISDICTION.

The terms of this Exhibit are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American depositary receipts or American depositary shares. Accordingly:

(i)    It is their intention that, whenever this Exhibit or any other provision of this Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(ii)    It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Company’s Common Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Common Shares in lieu of such derivative securities.

8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The rights to cause the Company to register Registrable Securities pursuant to this Exhibit may be assigned (but only with all related obligations) by (i) a Holder that is a partnership, to any partner, retired partner or affiliated fund of such Holder, (ii) a Holder that is a limited liability company, to any member or former member of such Holder, (iii) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (iv) a Holder that is a corporation to its shareholders in accordance with their interests in the corporation, or (v) to any other Person acquiring at least 100,000 shares (as appropriately adjusted for any share split, dividend, combination or other recapitalization or like transactions) of Registrable Securities; provided (in all cases) (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

Exh-F-13